Exhibit 10.2

LOAN AND SECURITY AGREEMENT

among

PENNYMAC LOAN SERVICES, LLC, as lender (“Lender”)

and

PENNYMAC HOLDINGS, LLC, as borrower (“Borrower”)

(Portfolio Excess Spread)

Dated as of April 30, 2015

TABLE OF CONTENTS

i

ii

iii

Schedule 1 – Reserved

Schedule 2 – Participation Agreements and Servicing Contracts

Schedule 3 – Responsible Officers of Borrower

Exhibit A – Form of Promissory Note

Exhibit B – Form of Notice of Borrowing

iv

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (as the same may be amended, modified, restated or supplemented from time to time, this “Agreement”) is made as of April 30 2015 among PENNYMAC LOAN SERVICES, LLC, as lender (the “Lender”) and PENNYMAC HOLDINGS, LLC, as borrower (the “Borrower”).

W I T N E S S E T H:

WHEREAS, in order to finance Portfolio Excess Spread (as defined below) owned by Borrower from time to time, Borrower has requested and Lender has made and will make available to Borrower a revolving credit facility in an amount not to exceed the Maximum Loan Amount (the “Facility”). Each advance made by Lender to Borrower pursuant to this Agreement (each, a “Loan Advance” and collectively, the “Loan”) will be used by Borrower to finance Portfolio Excess Spread (as defined below);

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows.

ARTICLE I

DEFINITIONS

Section 1.01        Certain Defined Terms. Capitalized terms used herein shall have the indicated meanings:

“Acknowledgement Agreement” means with respect to Agency Servicing Rights, an acknowledgement agreement in the form prescribed by Fannie Mae, Freddie Mac or Ginnie Mae, as applicable to be executed by Lender and such Agency as a condition to the Lender’s participating Fannie Mae, Freddie Mac or Ginnie Mae (as the case may be) Servicing Rights to the Borrower and otherwise acceptable to Lender in its sole discretion.

“Act” has the meaning set forth in Section 10.11(b).

“Act of Insolvency” means, with respect to any Person or its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

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“Advance Date” means, subject to the satisfaction of the conditions precedent set forth in Article V hereof, the date on which a Loan Advance is made by Lender pursuant to Section 2.02.

“Advance Rate” means the applicable Advance Rate as provided for in the CSFB Loan Agreement.

“Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code; provided, however, that in respect of Borrower the term “Affiliate” shall include only Private National Mortgage Acceptance Company, LLC and its wholly owned subsidiaries and in respect of Lender the term “Affiliate” shall include only PennyMac Mortgage Investment Trust and its wholly owned subsidiaries.

“Agency” means Freddie Mac, Fannie Mae or Ginnie Mae, as applicable.

“Agency MBS” means an MBS issued by an Agency.

“Agency Servicing Rights” means Servicing Rights of Borrower with respect to Mortgage Loans that are subject to an Agency MBS or are owned by or administered by an Agency.

“Agreement” means this Loan and Security Agreement, as it may be amended, supplemented or otherwise modified from time to time.

“Applicable Lending Office” means the “lending office” of Lender (or of an Affiliate of Lender) designated on the signature page hereof or such other office of Lender (or of an Affiliate of Lender) as Lender may from time to time specify to Borrower as the office by which the Loan is to be made and/or maintained.

“Asset” means any Participation Certificate and the related Participation Agreement (including, for the avoidance of doubt, all Portfolio Excess Spread), in each case, pledged to secure the Obligations hereunder as more particularly set forth on Schedule 2.

“Asset Schedule” means a list of all Assets pledged from time to time by Borrower to Lender, as such schedule shall be updated from time to time in accordance with Section 2.02 hereof.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

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“Borrower” means PennyMac Holdings, LLC or its permitted successors and assigns.

“Borrowing Base” means the aggregate Collateral Value of the Participation Certificates pledged to Lender hereunder.

“Borrowing Base Deficiency” has the meaning set forth in Section 2.05(a).

“Business Day” means any day other than (A) a Saturday or Sunday and (B) a public or bank holiday in New York City.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Change in Control” means:

(A)             any transaction or event as a result of which PennyMac Mortgage Investment Trust ceases to own, beneficially or of record, 100% of the stock of Borrower, except with respect to an initial public offering of Borrower’s common stock on a U.S. national securities exchange;

(B)              the sale, transfer, or other disposition of all or substantially all of Borrower’s assets (excluding any such action taken in connection with any securitization transaction); or

(C)              the consummation of a merger or consolidation of Borrower with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of Borrower immediately prior to such merger, consolidation or other reorganization.

“Closing Date” means April 30, 2015.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

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“Collateral” has the meaning assigned to such term in Section 4.01(a).

“Collateral Value” means the applicable Advance Rate multiplied by either, at Lender’s option (i) the Market Value of the Participation Certificates or (ii) the value of such Participation Certificates as reflected in the books and records of the Borrower.

“Commitment” means the obligation of Lender to make Loan Advances to Borrower in an aggregate outstanding principal amount at any one time not to exceed the Maximum Loan Amount.

“Commitment Fee” means an amount equal to Borrower’s pro rata portion of the Commitment Fee as provided for in the CSFB Loan Agreement.

“Commitment Period” means the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Commitment shall have terminated pursuant to this Agreement.

“Confidential Information” has the meaning set forth in Section 10.11(b).

“CSFB” means Credit Suisse First Boston Mortgage Capital LLC, and any successor or assign.

“CSFB Loan Agreement” means the Third Amended and Restated Loan and Security Agreement, dated as of March 27, 2015, between CSFB, as lender, and Lender, as borrower, as may be amended, restated, supplemented or modified from time to time.

“CSFB Loan Documents” means the “Loan Documents” as defined in the CSFB Loan Agreement.

“Dedicated Account” means (a) during the term of the CSFB Loan Agreement, (i) a demand deposit account “PennyMac Loan Services, LLC in trust for Credit Suisse First Boston Mortgage Capital LLC – Servicing Rights Dedicated Account”, which account has been established by Lender for the purpose of holding cash proceeds of Servicing Rights other than Agency Servicing Rights and the related Participation Certificate for the benefit of CSFB at City National Bank and (ii) a demand deposit account “PennyMac Loan Services, LLC in trust for Credit Suisse First Boston Mortgage Capital LLC – GNMA Servicing Rights Dedicated Account”, which account has been established by Lender for the purpose of holding cash proceeds of Ginnie Mae Servicing Rights for the benefit of CSFB at City National Bank, and (b) any time following the termination of the CSFB Loan Agreement, as mutually agreed by the Lender and the Borrower.

“Default” means an event, condition or default that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“EO13224” has the meaning set forth in Section 3.27.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any corporation or trade or business that, together with Borrower is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as single employer described in Section 414 of the Code.

“ERISA Event of Termination” means with respect to Borrower (i) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified with 30 days of the occurrence of such event, or (ii) the withdrawal of Borrower or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by Borrower or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code (or Section 430(j) of the Code as amended by the Pension Protection Act) or Section 302(e) of ERISA (or Section 303(j) of ERISA, as amended by the Pension Protection Act), or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Borrower or any ERISA Affiliate thereof to terminate any plan, or (v) the failure to meet requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Borrower or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Borrower or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430(k) of the Code with respect to any Plan.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Existing Indebtedness” has the meaning specified in Section 3.23 hereof.

“Expenses” means all present and future expenses reasonably incurred by or on behalf of Lender in connection with the negotiation, execution or enforcement of this Agreement or any of the other Loan Documents, and Participation Agreements, and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include the cost of title, lien, judgment and other record searches; reasonable attorneys’ fees; any ongoing audits or due diligence costs in connection with valuation, making of Loan Advances or determining whether a Borrowing Base Deficiency may exist; and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.

“Facility” has the meaning given to such term in the recitals to this Agreement.

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“Fannie Mae” means the Federal National Mortgage Association or any successor thereto.

“Fannie Mae Servicing Rights” means Servicing Rights of Borrower with respect to Mortgage Loans owned, or that have been securitized in MBS guaranteed, by Fannie Mae.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor thereto.

“Freddie Mac Servicing Rights” means Servicing Rights of Borrower with respect to Mortgage Loans owned, or that have been securitized in MBS guaranteed, by Freddie Mac.

“GAAP” means generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

“Ginnie Mae” means the Government National Mortgage Association and any successor thereto.

“Ginnie Mae Servicing Rights” means Servicing Rights of Borrower with respect to Mortgage Loans that are subject to a mortgage-backed security guaranteed by Ginnie Mae or are owned by or administered by Ginnie Mae.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Borrower or Lender, as applicable.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any Indebtedness arising hereunder; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness of general partnerships of which such Person is a general partner and (j) with respect to clauses (a)-(i) above both on and off balance sheet.

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“Interest Payment Date” means, for as long as any Obligations shall remain owing by Borrower to Lender, the earlier of (i) the last Business Day of the first week in each calendar month and (ii) the Termination Date.

“Interest Period” means, the period from and including an Interest Payment Date, up to but excluding the next Interest Payment Date.

“Interest Rate” means the applicable interest rate as provided for in the CSFB Loan Agreement.

“Interest Statement Date” has the meaning set forth in Section 2.04.

“Laws” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

“Lender” means PennyMac Loan Services, LLC, together with its successors, and any assignee of and Participant or Transferee in the Loan.

“Lien” means any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.

“Loan” has the meaning assigned to such term in the recitals to this Agreement.

“Loan Advance” has the meaning assigned to such term in the recitals to this Agreement.

“Loan Documents” means this Agreement, the Pricing Side Letter, the Note, the Security Agreement, and the Participation Agreements, as each of the same may hereafter be amended, supplemented, restated or otherwise modified from time to time.

“Low Percentage Margin Call” has the meaning specified in Section 2.05(c) hereof.

“Margin” means the applicable Margin as provided for in the CSFB Loan Agreement.

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“Margin Call” has the meaning set forth in Section 2.05(a).

“Margin Deadlines” has the meaning set forth in Section 2.05(c).

“Market Value” means, with respect to any Asset as of any date of determination, and without duplication, the fair market value of such Asset on such date as reasonably determined by Lender (or an Affiliate thereof).

“Master Spread Acquisition Agreement” means that certain Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, dated as of April 30, 2015, between the Lender and the Borrower, as amended from time to time.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Borrower or any Affiliate that is a party to any Loan Document taken as a whole; (b) a material impairment of the ability of Borrower or any Affiliate that is a party to any Loan Document to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document against Borrower or any Affiliate that is a party to any Loan Document.

“Maximum Loan Amount” means $150,000,000.

“MBS” means collateralized mortgage obligations and other mortgage-backed securities.

“Mortgage Loan” means a mortgage loan secured by a first mortgage lien on a one-to-four family residential property.

“Mortgaged Property” means the real property (including all improvements, buildings, fixtures and building equipment thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the related Mortgage Loan.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Non-Excluded Taxes” has the meaning set forth in Section 2.11(a).

“Note” has the meaning assigned to such term in Section 2.01(b).

“Notice of Borrowing” has the meaning assigned to such term in Section 2.02.

“Obligations” means (a) all of Borrower’s indebtedness, obligations to pay the outstanding principal balance of the Loan, together with interest thereon on the Termination Date, outstanding interest due on each Interest Payment Date, and other obligations and liabilities, to Lender or its Affiliates arising under, or in connection with, the Loan Documents, whether now existing or hereafter arising; (b) any and all sums reasonably incurred and paid by Lender or on behalf of Lender in order to preserve any Collateral or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Borrower’s indebtedness, obligations or liabilities referred to in this definition, the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Collateral, or of any exercise by Lender of its rights under the Loan Documents, including, without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of Borrower’s indemnity obligations to Lender pursuant to the Loan Documents.

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“OFAC” has the meaning set forth in Section 3.27.

“Other Taxes” has the meaning set forth in Section 2.11(b).

“Participant” means any Person that has purchased a participation in this Agreement pursuant to Section 9.02.

“Participation Agreement” means each agreement, as amended from time to time, related to Servicing Rights as more particularly set forth therein and identified on Schedule 2 hereof.

“Participation Certificate” means each original participation certificate issued and delivered in connection with the Participation Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Protection Act” means the Pension Protection Act of 2006.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit or other plan established or maintained by any Borrower or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“Portfolio Excess Spread” means, any Portfolio Excess Spread as defined in, and acquired by, the Borrower under the applicable Participation Agreement from time to time.

“Pricing Side Letter” means the second amended and restated letter agreement dated as of the Closing Date, between Lender and Borrower, as the same may be amended from time to time.

“Proceeds” means “proceeds” as defined in Section 9-102(a)(64) of the UCC.

“Prohibited Person” has the meaning set forth in Section 3.27 hereof.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

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“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Borrower, or any other person or entity with respect to the Assets or any other Collateral.

“Register” has the meaning set forth in Section 9.02(b).

“Repledge Collateral” has the meaning assigned to such term in Section 10.10.

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer or treasurer of such Person. The Responsible Officers of Borrower as of the date hereof are listed on Schedule 3 hereto.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Security Agreement” means that certain Security and Subordination Agreement, dated as of December 30, 2013, between the Borrower and CSFB, as amended from time to time.

“Servicing Contracts” means those servicing agreements described on Schedule 2 attached hereto, as amended from time to time, to which Lender is a party, pursuant to which Lender acts as the servicer of portfolios of Mortgage Loans or specified Mortgage Loans, and with respect to Servicing Rights, in the case of each Servicing Contract between Borrower and an Agency, subject to an Acknowledgement Agreement with such Agency.

“Servicing Rights” means all of the Lender’s rights and interests under any Servicing Contract, including the rights to (a) service the Mortgage Loans that are the subject matter of such Servicing Contract and (b) be compensated, directly or indirectly, for doing so.

“Subordinated Debt” means, Indebtedness of Borrower (i) which is unsecured, (ii) of which no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is one year following the Termination Date and (iii) of which the payment of the principal of and interest on such Indebtedness and other obligations of Borrower in respect of such Indebtedness are subordinated to (x) the prior payment in full of the principal of and interest (including post-petition obligations) on the Loan Advances and (y) all other obligations and liabilities of Borrower to Lender hereunder, in all cases, on terms and conditions approved in writing by Lender and all other terms and conditions of which are satisfactory in form and substance to Lender.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

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“Taxes” has the meaning assigned to such term in Section 2.11(a).

“Termination Date” means the earliest of (a) October 30, 2015; and (b) the Obligations having become immediately due and payable pursuant to Section 7.03 of the Loan Agreement.

“Transferee” has the meaning set forth in Section 9.02(b).

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

Section 1.02        Other Defined Terms. (a)  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified herein, the term “or” has the inclusive meaning represented by the term “and/or” and the term “including” is not limiting. All references to Sections, subsections, Articles and Exhibits shall be to Sections, subsections, and Articles of, and Exhibits to, this Agreement unless otherwise specifically provided.

(b)               In the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein the words “commencing on” mean “commencing on and including,” the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II

GENERAL TERMS

Section 2.01        Loan.(a)                (a)  Subject to the terms and conditions hereof, Lender agrees to make the Loan to Borrower in the principal amount outstanding at any one time not to exceed the Maximum Loan Amount. During the Commitment Period, Borrower may utilize the Commitment by requesting Loan Advances, Borrower may repay the Loan in whole or in part at any time during such period, and additional Loan Advances may be made all in accordance with the terms and conditions hereof. Lender’s obligation to make a Loan Advance pursuant to the terms of this Agreement shall terminate on the Termination Date. Notwithstanding the foregoing, Lender shall have no commitment or obligation to make any Loan Advance in connection with pledged Participation Certificates to the extent such Loan Advance exceeds the lesser of (i) the Maximum Loan Amount and (ii) the Borrowing Base.

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(b)               The Loan shall initially be evidenced by a single amended and restated promissory note (the “Note”) of Borrower in the form of Exhibit A hereto dated the Closing Date and payable to Lender. Borrower agrees that Lender is authorized to record on the Note (i) the date and amount of each Loan Advance made by Lender pursuant hereto and (ii) the date and amount of each payment of principal of each Loan Advance, in the books and records of Lender in such manner as is reasonable and customary for Lender, and that a certificate of an officer of Lender, setting forth in reasonable detail the information so recorded, shall constitute prima facie evidence of the accuracy of the information so recorded, absent manifest error; provided that the failure to make any such recording shall not in any way affect the Obligations of Borrower or the rights of Lender hereunder or under the Note.

Section 2.02        Procedure for Borrowing. (a)  Borrower may borrow under the Facility during the Commitment Period on any Advance Date; provided, that Borrower shall have given Lender irrevocable notice (each, a “Notice of Borrowing”), which notice (i) shall be substantially in the form of Exhibit B, (ii) shall be signed by a Responsible Officer of Borrower and be received by Lender prior to 3:00 p.m. (New York time) three (3) Business Days prior to the related Advance Date, and (iii) shall specify (A) the dollar amount of the requested Loan Advance, (B) the value of the Portfolio Excess Spread on Borrower’s books and records; (C) the requested Advance Date and (D) the information required to be included in the Asset Schedule with respect to each such Asset in mutually acceptable electronic form.

(b)               If Borrower shall deliver to Lender a Notice of Borrowing that satisfies the requirements of Section 2.02(a), Lender will notify Borrower of its intent to remit the requested Loan Amount one (1) Business Day prior to the requested Advance Date. If all applicable conditions precedent set forth in Article V have been satisfied on or prior to the Advance Date, then subject to the foregoing, on the Advance Date, Lender shall remit or cause to be remitted the amount of the requested Loan Advance in U.S. Dollars and in immediately available funds to the account specified by Borrower.

(c)                Upon making each Loan Advance hereunder, the Asset Schedule shall be automatically updated to include each of the Assets listed on the Asset Schedule attached to the Notice of Borrowing.

Section 2.03        Repayment and Prepayment of Principal. (a)  Borrower hereby promises to repay the entire outstanding principal amount of the Loan on the Termination Date.

(b)               By notifying Lender in writing at least one (1) Business Day in advance, Borrower shall be permitted, at its option, to prepay, subject to Section 2.12, the Loan in whole or in part at any time, together with accrued and unpaid interest on the amount so prepaid.

Section 2.04        Interest. On each Interest Payment Date, Borrower hereby promises to pay to Lender all accrued and unpaid interest on the Loan, as invoiced by Lender three (3) Business Days prior to the related Interest Payment Date (the “Interest Statement Date”); provided that if Lender fails to deliver such statement on the Interest Statement Date, on such Interest Payment Date Borrower shall pay the amount which Borrower calculates as the interest due and upon delivery of the statement, Borrower shall remit to Lender any shortfall, or Lender shall refund to Borrower any excess, in the interest payment paid. Interest shall accrue each day on the unpaid principal amount of the Loan at a rate per annum equal to the Interest Rate. Interest on the Loan shall be computed on the basis of the actual number of days in each Interest Period and a 360-day year. Notwithstanding anything to the contrary, during the term of this Agreement, the Lender may net and offset amounts on account of accrued and unpaid interest that would otherwise be due to the Borrower in accordance with the netting provisions set forth in Section 10.12 hereof.

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Section 2.05        Borrowing Base Deficiencies. (a)  If at any time the aggregate outstanding amount of Loan Advances made in connection with Participation Certificates exceeds the Borrowing Base in effect at such time, as determined by Lender (such excess, a “Borrowing Base Deficiency”), then Lender may by notice to Borrower require Borrower to transfer to Lender cash in an amount at least equal to the Borrowing Base Deficiency (such requirement, a “Margin Call”).

(b)               Notice delivered pursuant to Section 2.05(a) may be given by any written or electronic means. With respect to a Margin Call in the amount of less than 5% of the outstanding principal amount of the Loan (a “Low Percentage Margin Call”), any notice given before 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day; notice given after 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the second Business Day following the date of such notice. With respect to all Margin Calls other than Low Percentage Margin Calls, any notice given before 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on such Business Day; notice given after 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day. The foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”. The failure of Lender, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Lender to do so at a later date. Borrower and Lender each agree that a failure or delay by Lender to exercise its rights hereunder shall not limit or waive Lender’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Borrower.

(c)                In the event that a Borrowing Base Deficiency exists, Lender may retain any funds received by it to which Borrower would otherwise be entitled hereunder, which funds (i) may be held by Lender against the related Borrowing Base Deficiency or (ii) may be applied by Lender against the Loan. Notwithstanding the foregoing, Lender retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 2.05.

Section 2.06        Payment Procedure. Borrower absolutely, unconditionally, and irrevocably, shall make, or cause to be made, all payments required to be made by Borrower hereunder. Borrower shall deposit or cause to be deposited all amounts constituting collection, payments and proceeds of Assets (including, without limitation, all fees and proceeds of sale) in the Dedicated Accounts.

Section 2.07        Application of Payments. (a)  On each Interest Payment Date, Lender shall prepare and deliver to Borrower a distribution worksheet detailing the application of amounts received on account of Participation Interests. The application of payments by Lender to the reduction of the Obligations shall, in the absence of manifest error, be binding upon Borrower.

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(b)           The parties acknowledge that prior to termination of the CSFB Loan Agreement, all amounts on deposit in the Dedicated Account shall be applied pursuant to the CSFB Loan Agreement, and any amounts due to Lender or Borrower hereunder, as applicable, shall be continuing obligations notwithstanding the application of amounts on deposit in such Dedicated Account:

(c)           On each Interest Payment Date amounts received on account of Participation Interests pledged hereunder shall be applied as follows:

(i)          first, to the payment of all non-principal amounts (including, without limitation, Expenses) other than accrued and unpaid interest owing with respect to the Loan;

(ii)         second, without limiting the rights of Lender under Section 2.05, to the payment of principal to satisfy any Borrowing Base Deficiency owing with respect to the Loan;

(iii)        third, to the payment of all other costs and fees payable to Lender pursuant to this Agreement; and

(iv)        fourth, any remainder applied in the order of priority specified in Sections 5.03 and 6.03 of the Master Spread Acquisition Agreement.

(d)           Notwithstanding the preceding provisions, if an Event of Default shall have occurred hereunder, all funds received on account of the Participation Interests pledged hereunder shall be applied as follows:

(i)          first, in the same order of priority as set forth in Section 2.07(c)(i)-(ii);

(ii)         second, to the payment of outstanding principal with respect to the Loan until reduced to zero;

(iii)        third, to payment of all costs and fees and any other Obligations; and

(iv)        fourth, any remainder to Borrower.

Section 2.08        Intentionally Omitted.(a)

Section 2.09        Recourse. Notwithstanding anything else to the contrary contained or implied herein or in any other Loan Document, Lender shall have full, unlimited recourse against Borrower and their respective assets in order to satisfy the Obligations.

Section 2.10        Requirements of Law. (a)  If any Requirement of Law (other than with respect to any amendment made to Lender’s certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

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(i)          shall subject Lender to any tax of any kind whatsoever with respect to this Agreement or the Loan (excluding income taxes, branch profits taxes, franchise taxes or similar taxes imposed on Lender as a result of any present or former connection between Lender and the United States, other than any such connection arising solely from Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) or change the basis of taxation of payments to Lender in respect thereof;

(ii)         shall impose, modify or hold any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the Interest Rate hereunder; or

(iii)        shall impose on Lender any other condition;

and the result of any of the foregoing is to increase the cost to Lender, by an amount which Lender deems to be material, of entering, continuing or maintaining this Agreement or any other Loan Document, the Loan or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Borrower shall promptly pay Lender such additional amount or amounts as calculated by Lender in good faith as will compensate Lender for such increased cost or reduced amount receivable.

(b)           If Lender shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to Lender’s certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by Lender or any corporation controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, Borrower shall promptly pay to Lender such additional amount or amounts as will compensate Lender for such reduction.

(c)           If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.10, it shall promptly notify Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 2.10 submitted by Lender to Borrower shall be conclusive in the absence of manifest error.

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Section 2.11        Taxes. (a)  Any and all payments by Borrower under or in respect of this Agreement or any other Loan Documents to which Borrower is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If Borrower shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Loan Documents to Lender (including for purposes of Section 2.10 and this Section 2.11, any assignee, successor or participant), (i) Borrower shall make all such deductions and withholdings in respect of Taxes, (ii) Borrower shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by Borrower shall be increased as may be necessary so that after Borrower has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 2.11) such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of Lender, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which such Lender is organized or of its Applicable Lending Office, or any political subdivision thereof, unless such Taxes are imposed as a result of Lender having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Loan Documents (in which case such Taxes will be treated as Non-Excluded Taxes).

(b)               In addition, Borrower hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Loan Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Loan Document (collectively, “Other Taxes”).

(c)                Borrower hereby agrees to indemnify Lender for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable by Borrower under this Section 2.11 imposed on or paid by such Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by Borrower provided for in this Section 2.11 shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by Borrower under the indemnity set forth in this Section 2.11(c) shall be paid within ten (10) days from the date on which Lender makes written demand therefor.

(d)               Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.11 shall survive the termination of this Agreement and the other Loan Documents. Nothing contained in Section 2.10 or this Section 2.11 shall require any Lender to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

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Section 2.12        Indemnity. Without limiting, and in addition to, the provisions of Section 10.02, the Borrower agrees to indemnify the Lender and to hold the Lender harmless from any loss or expense that the Lender may sustain or incur as a consequence of (i) a default by the Borrower in payment when due of the principal amount of or interest on the Loan or (ii) a default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with Section 2.03.

Section 2.13        Intentionally Omitted.

Section 2.14        Dedicated Accounts.

All funds received on account of the Participation Certificates shall be deposited in the applicable Dedicated Account. Upon the Termination Date and the payment of all amounts due by Borrower hereunder, an amount equal to the amount on deposit in the Dedicated Accounts on account of the Participation Certificates shall be remitted by Lender to Borrower.

Section 2.15        Additional Participation Agreements. In the event that Borrower wishes to obtain a Loan Advance under a Participation Agreement not listed on Schedule 2 hereto, Borrower shall deliver a written request for approval of such Participation Agreement to Lender for Lender’s approval, which may be withheld in Lender’s sole discretion. Upon approval in writing by Lender of such additional Participation Agreement as eligible, and filing of a UCC-3 amendment adding the Participation Agreement, Schedule 2 shall be automatically updated to include each additional Participation Agreement identified thereon.

Section 2.16        Intentionally Omitted.

Section 2.17        Intentionally Omitted.(a)

Section 2.18        Repledge Collateral.

(a)                With respect to any Repledge Collateral that is pledged by Borrower hereunder, Borrower has first pledged such Repledge Collateral under the Security Agreement.

(b)               Borrower and Lender each hereby agrees and acknowledges that its rights hereunder are in all respects subject to and subordinate to (i) CSFB’s rights under the CSFB Loan Agreement and Security Agreement and (ii) CSFB’s security interest in the Repledge Collateral and rights under the Security Agreement.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender as of the date hereof and as of each Advance Date that:

Section 3.01        Borrower Existence. Borrower has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

Section 3.02        Licenses. Borrower is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in default of such state’s applicable laws, rules and regulations. Borrower has the requisite power and authority and legal right to own, sell and grant a lien on all of its right, title and interest in and to the Collateral. Borrower has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, each Loan Document to which it is a party and any Notice of Borrowing.

Section 3.03        Power. Borrower has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

Section 3.04        Due Authorization. Borrower has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents, as applicable. This Agreement, any Notice of Borrowing and the Loan Documents have been (or, in the case of Loan Documents and any Notice of Borrowing not yet executed, will be) duly authorized, executed and delivered by Borrower, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Borrower in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

Section 3.05        Financial Statements. (a)   Borrower has heretofore furnished to Lender a copy of (a) its balance sheet for the fiscal year of Borrower ended December 31, 2014 and the related statements of income for Borrower for such fiscal year, with the opinion thereon of Deloitte & Touche LLP and (b) its balance sheet for the quarterly fiscal period of Borrower ended December 31, 2014 and the related statements of income for Borrower for such quarterly fiscal period. All such financial statements are complete and correct and fairly present, in all material respects, the financial condition of Borrower and the results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since December 31, 2014, there has been no material adverse change in the consolidated business, operations or financial condition of Borrower from that set forth in said financial statements nor is Borrower aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change.

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Section 3.06        No Event of Default. There exists no Event of Default under Section 7.01 hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 7.03 hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities.

Section 3.07        Solvency. Borrower is solvent and will not be rendered insolvent by any Loan Advance and, after giving effect to such Loan Advance, will not be left with an unreasonably small amount of capital with which to engage in its business. Borrower does not intend to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. Borrower is not pledging any Collateral with any intent to hinder, delay or defraud any of its creditors.

Section 3.08        No Conflicts. The execution, delivery and performance by Borrower of this Agreement, any Notice of Borrowing hereunder and the Loan Documents do not conflict with any term or provision of the organizational documents of Borrower or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Borrower of any court, regulatory body, administrative agency or governmental body having jurisdiction over Borrower, which conflict would have a Material Adverse Effect and will not result in any violation of any such mortgage, instrument, agreement, obligation to which Borrower is a party.

Section 3.09        True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of Borrower or any Affiliate thereof or any of their officers furnished or to be furnished to Lender in connection with the initial or any ongoing due diligence of Borrower or any Affiliate or officer thereof, negotiation, preparation, or delivery of the Loan Documents are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All financial statements have been prepared in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, year-end adjustments and cash flow statements).

Section 3.10        Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by Borrower of this Agreement, any Notice of Borrowing and the Loan Documents.

Section 3.11        Litigation. There is no action, proceeding or investigation pending with respect to which Borrower has received service of process or, to the best of Borrower’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Loan Advance, Notice of Borrowing or any Loan Document, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Notice of Borrowing or any Loan Document, (C) makes a claim individually in an amount greater than $10,000,000, (D) which requires filing with the SEC in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Collateral or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, any Notice of Borrowing or any Loan Document.

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Section 3.12        Material Adverse Change. There has been no material adverse change in the business, operations, financial condition, properties or prospects of Borrower or its Affiliates since the date set forth in the most recent financial statements supplied to Lender.

Section 3.13        Ownership. (a)  Borrower has good title to all of the Collateral, free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind other than the Liens created hereby or contemplated herein and the Liens created pursuant to the Security Agreement.

(b)               Each item of Collateral was acquired by Borrower in the ordinary course of its business, in good faith, for value and without notice of any defense against or claim to it on the part of any Person other than the Lender hereunder and CSFB under the Security Agreement.

(c)                Except as set forth herein, and in the Security Agreement, there are no agreements or understandings between Borrower and any other party which would modify, release, terminate or delay the attachment of the security interests granted to Lender under this Agreement.

(d)               The provisions of this Agreement are effective to create in favor of Lender a valid security interest in all right, title and interest of Borrower in, to and under the Collateral.

(e)                Upon the filing of financing statements on Form UCC-1 naming Lender as “Secured Party” and Borrower as “Debtor”, and describing the Collateral, in the recording offices of the Secretary of State of Delaware the security interests granted hereunder in the Collateral will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of Borrower in, to and under such Collateral which can be perfected by filing under the Uniform Commercial Code.

Section 3.14        Intentionally Omitted..

Section 3.15        Taxes. Borrower and its Subsidiaries have timely filed all tax returns that are required to be filed by them and have paid all taxes, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Borrower, adequate.

Section 3.16        Investment Company. Neither Borrower nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; provided, however, that any entity that is under the management of PNMAC Capital Management LLC in its capacity as an “investment adviser” within the meaning of the Investment Advisers Act of 1940 and is otherwise not directly or indirectly owned or controlled by Borrower shall not be deemed a “Subsidiary” for the purposes of this Section 3.16.

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Section 3.17        Chief Executive Office; Jurisdiction of Organization. On the date hereof, Borrower’s chief executive office, is, and has been, located at 6101 Condor Drive, Moorpark, CA 93021. On the Closing Date, Borrower’s jurisdiction of organization is the State of Delaware. Borrower shall provide Lender with thirty days advance notice of any change in Borrower’s principal office or place of business or jurisdiction. Borrower has no trade name. During the preceding five years, Borrower has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

Section 3.18        Location of Books and Records. The location where Borrower keeps its books and records, including all computer tapes and records relating to the Collateral is its chief executive office.

Section 3.19        Intentionally Omitted.

Section 3.20        ERISA. Each Plan to which Borrower or its Subsidiaries make direct contributions, and, to the knowledge of Borrower, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

Section 3.21        Financing of Assets. Each Loan Advance will be used to finance one or more Assets which Assets will be pledged by Borrower to Lender.

Section 3.22        Agreements. Neither Borrower nor any Subsidiary of Borrower is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 3.05 hereof. Neither Borrower nor any Subsidiary of Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties, or financial condition of Borrower as a whole. No holder of any indebtedness of Borrower or of any of its Subsidiaries has given notice of any asserted default thereunder.

Section 3.23        Intentionally Omitted.

Section 3.24        Intentionally Omitted.

Section 3.25        No Reliance. Borrower has made its own independent decisions to enter into the Loan Documents and each Loan Advance and as to whether such Loan Advance is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Borrower is not relying upon any advice from Lender as to any aspect of the Loan Advances, including without limitation, the legal, accounting or tax treatment of such Loan Advances.

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Section 3.26        Plan Assets. Borrower is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Collateral are not “plan assets” within the meaning of 29 CFR §2510.3 101 as amended by Section 3(42) of ERISA, in Borrower’s hands, and transactions by or with Borrower is not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

Section 3.27        No Prohibited Persons. Neither Borrower nor any of its Affiliates, officers, directors, partners or members, is an entity or person (or to the Borrower’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

ARTICLE IV

Collateral Security

Section 4.01        Collateral; Security Interest. (a)  All of Borrower’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the “Collateral”:

(i)           all Participation Certificates and the Participation Agreements identified on Schedule 2 hereof;

(ii)          all amounts due and rights in respect of Participation Certificates and the related Participation Agreement identified on Schedule 2 hereof;

(iii)         all records, instruments or other documentation evidencing any of the foregoing;

(iv)         all “general intangibles”, “accounts”, “chattel paper”, “securities accounts”, “investment property”, “deposit accounts” and “money” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing (including, without limitation, all of Borrower’s rights, title and interest in and under the Participation Agreements); and

(v)          any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

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(b)               Borrower hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral to Lender to secure the Obligations. Borrower agrees to mark its computer records and tapes to evidence the interests granted to Lender hereunder.

(c)                The parties acknowledge that each Agency has certain rights under the applicable Acknowledgement Agreement to cause the Lender to transfer servicing (including any portion allocated under any Participation Agreement, which for purposes of the related Agency shall be deemed terminated) under certain circumstances as more particularly set forth therein. The parties acknowledge that, to the extent that an Agency exercises its rights to cause the Lender to transfer the Servicing Rights without the requirement of payment therefor, such transfer shall be deemed a transfer in exchange for debt forgiveness by Lender in an amount equal to the lesser of (x) the fair market value of such Portfolio Excess Spread and (y) the outstanding balance of the Loans attributable to such Portfolio Excess Spread, each as mutually agreed by the parties.

(d)               Lender and Borrower hereby acknowledge and agree that the Borrower has pledged its rights to the Repledge Collateral hereunder, subject to the Lien of CSFB created under the Security Agreement, and Borrower and Lender acknowledge the Lien as more particularly set forth in the Security Agreement.

Section 4.02        Further Documentation. At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any applicable jurisdiction with respect to the Liens created hereby. Borrower also hereby authorizes Lender to file any such financing or continuation statement to the extent permitted by applicable law.

Section 4.03        Limited Pledge of Ginnie Mae Servicing. To the extent that the pledge of the Borrower’s right, title and interest in the Portfolio Excess Spread shall at any time be included within the Ginnie Mae Servicing Rights the Borrower and Lender each acknowledges and agrees that prior to the occurrence of an Event of Default, (x) the Lender is entitled to servicing income with respect to a given mortgage pool only so long as Lender is an issuer in good standing pursuant to Ginnie Mae rules, regulations, guides and similar announcements; (y) upon the Lender’s loss of such good-standing issuer status, the Lender’s rights to any servicing income related to a given mortgage pool also terminate; and (z) the pledge of the Borrower’s rights to servicing income conveys no rights (such as a right to become a substitute servicer or issuer) that are not otherwise specifically provided for in the rules, regulations, guides or similar announcements by Ginnie Mae, provided that this sentence shall automatically be deemed amended or modified if and to the extent Ginnie Mae amends the corresponding requirement, whether in its rules, regulations, guides, Servicing Contracts, Acknowledgment Agreements, if any, or published announcements and provided further that the security interest created hereby is subject to the following provision to be included in each financing statement filed in respect hereof (defined terms used below shall have the meaning set forth in the applicable Acknowledgment Agreement):

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The property subject to the security interest reflected in this instrument includes all of the right, title and interest of PennyMac Holdings, LLC (“Debtor”) in certain mortgages and/or participation interests related to such mortgages (“Pooled Mortgages”) and pooled under the mortgage-backed securities program of the Government National Mortgage Association (“Ginnie Mae”), pursuant to section 306(g) of the National Housing Act, 12 U.S.C. § 1721(g);

To the extent that the security interest reflected in this instrument relates in any way to the Pooled Mortgages, such security interest is subject and subordinate to all rights, powers and prerogatives of Ginnie Mae, whether now existing or hereafter arising, under and in connection with: (i) 12 U.S.C. § 1721(g) and any implementing regulations; (ii) the terms and conditions of that certain Acknowledgment Agreement, with respect to the Security Interest, by and between Ginnie Mae, Debtor and PennyMac Loan Services, LLC; (iii) applicable Guaranty Agreements and contractual agreements between Ginnie Mae and Debtor; and (iv) the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3 Rev. 1, and other applicable guides; and

Such rights, powers and prerogatives of Ginnie Mae include, but are not limited to, Ginnie Mae’s right, by issuing a letter of extinguishment to Debtor, to effect and complete the extinguishment of all redemption, equitable, legal or other right, title or interest of Debtor in the Pooled Mortgages, in which event the security interest as it relates in any way to the Pooled Mortgages shall instantly and automatically be extinguished as well.

Section 4.04        Intentionally Omitted .

Section 4.05        Intentionally Omitted .

Section 4.06        Changes in Locations, Name, etc. Borrower shall not (a) change the location of its chief executive office/chief place of business from that specified in Section 3.17 or (b) change its name or identity, unless it shall have given Lender at least 30 days’ prior written notice thereof and shall have delivered to Lender all Uniform Commercial Code financing statements and amendments thereto as Lender shall request and taken all other actions deemed necessary by Lender to continue its perfected status in the Collateral with the same or better priority.

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Section 4.07        Lender’s Appointment as Attorney-in-Fact.

(a)               Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Lender’s discretion if an Event of Default shall have occurred and be continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Borrower hereby gives Lender the power and right, on behalf of Borrower, without assent by, but with notice to, Borrower to do the following:

(i)           in the name of Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

(ii)          to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iii)         (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to Lender or as Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender’s option and Borrower’s expense, at any time, and from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Borrower might do.

(b)               Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until such time as all Obligations have been paid in full and this Agreement is terminated.

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(c)                Borrower also authorizes Lender, at any time and from time to time, to execute, in connection with any sale provided for in Section 4.11 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(d)               The powers conferred on Lender are solely to protect Lender’s interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Lender nor any of its officers, directors, or employees shall be responsible to Borrower for any act or failure to act hereunder, except for Lender’s own gross negligence or willful misconduct.

Section 4.08        Intentionally Omitted.

Section 4.09        Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Collateral received by Borrower consisting of cash, checks and other near-cash items shall be held by Borrower in trust for Lender, segregated from other funds of Borrower, and shall forthwith upon receipt by Borrower be turned over to Lender in the exact form received by Borrower (duly endorsed by Borrower to Lender, if required) and (b) any and all such proceeds received by Lender (whether from Borrower or otherwise) may, in the sole discretion of Lender, be held by Lender as collateral security for, and/or then or at any time thereafter may be applied by Lender against, the Obligations (whether matured or unmatured), such application to be in such order as Lender shall elect. Any balance of such proceeds remaining after the Obligations shall have been paid in full and this Agreement shall have been terminated shall be paid over to Borrower or to whomsoever may be lawfully entitled to receive the same.

Section 4.10        Remedies. If an Event of Default shall occur and be continuing, Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code (including without limitation, Lender’s rights to a strict foreclosure under Section 9-620 of the Uniform Commercial Code). Without limiting the generality of the foregoing, Lender may seek the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of Borrower or any of Borrower’s property. Without limiting the generality of the foregoing, Lender may terminate the Participation Interest in accordance with the Participation Agreement. Without limiting the generality of the foregoing, Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required under this Agreement or by law referred to below) to or upon Borrower or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Borrower, which right or equity is hereby waived or released. Borrower further agrees, at Lender’s request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at Borrower’s premises or elsewhere. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable (under the circumstances) out-of-pocket costs and expenses of every kind actually incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including without limitation reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Lender may elect, and only after such application and after the payment by Lender of any other amount required or permitted by any provision of law, including without limitation Section 9-615 of the Uniform Commercial Code, need Lender account for the surplus, if any, to Borrower. To the extent permitted by applicable law, Borrower waives all claims, damages and demands it may acquire against Lender arising out of the exercise by Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Borrower shall remain liable for any deficiency (plus accrued interest thereon as contemplated herein) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements in amounts reasonable under the circumstances, of any attorneys employed by Lender to collect such deficiency.

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Section 4.11        Limitation on Duties Regarding Preservation of Collateral. Lender’s duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Lender deals with similar property for its own account. Neither Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or otherwise.

Section 4.12        Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

Section 4.13        Release of Security Interest. Upon the latest to occur of (a) the repayment of the Loan, and (b) the occurrence of the Termination Date, Lender shall release its security interest in any remaining Collateral hereunder and shall promptly execute and deliver to Borrower such documents or instruments as Borrower shall reasonably request to evidence such release; provided, that such release shall not be required until such time as the Acknowledgement Agreement is terminated.

Section 4.14        Reinstatement. All security interests created by this Article IV shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any Obligation of Borrower is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, all as if such release had not been made.

Section 4.15        Subordination. It is anticipated that in connection with the transactions contemplated by the Loan Documents, that (x) the Borrower is pledging the Repledge Collateral to the Lender subject to the Lien of CSFB and (y) Borrower hereby reaffirms such Lien and the Borrower and the Lender acknowledge and agree that their respective rights with respect to the Repledge Collateral are subject to the terms of the Security Agreement. Accordingly, Lender acknowledges and agrees that its rights with respect to the Collateral are and shall continue to be at all times junior and subordinate to (i) the rights of CSFB under the CSFB Loan Agreement and (ii) the rights of CSFB under the Security Agreement. In connection with the foregoing, Lender and Borrower each agrees to subordinate all of the rights hereunder and under the Master Spread Acquisition Agreement to the rights of CSFB under the CSFB Loan Agreement and under the other Loan Documents. In furtherance of the foregoing, notwithstanding any rights or remedies available to Borrower hereunder or under the Master Spread Acquisition Agreement, applicable law or otherwise, Borrower shall not, directly or indirectly, exercise any remedies available to it hereunder or thereunder or at law or equity for ninety-one (91) days following the date that all Obligations are paid in full under the CSFB Loan Agreement. For the avoidance of doubt, in no instance shall CSFB succeed to any liabilities or obligations of Lender hereunder, under the Master Spread Acquisition Agreement or the Loan Documents.

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ARTICLE V

CONDITIONS PRECEDENT

Section 5.01        Initial Loan Advance. The obligation of Lender to make its initial Loan Advance hereunder following the date hereof is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan Advance, of the condition precedent that Lender shall have received all of the following items, each of which shall be satisfactory to Lender and its counsel in form and substance:

(a)                Loan Documents. The Loan Documents duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(b)               Security Interest. Evidence that all other actions necessary or, in the opinion of Lender, desirable to perfect and protect Lender’s interest in the Collateral have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(c)                Intentionally Omitted.

(d)               Intentionally Omitted.

(e)                Intentionally Omitted.

(f)                Participation Agreements. Fully executed copy of the Participation Agreement.

(g)               Fees. Payment of any fees due to Lender hereunder.

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Section 5.02        Initial and Subsequent Loan Advances. The making of each Loan Advance to Borrower (including the initial Loan Advance) on any Business Day is subject to the satisfaction of the following further conditions precedent, both immediately prior to the making of such Loan Advance and also after giving effect thereto and to the intended use thereof:

(a)                Due Diligence Review. Without limiting the generality of Section 10.09 hereof, Lender shall have completed, to its satisfaction, its due diligence review of the related Assets and Borrower.

(b)               Borrowing Request and Asset Schedule. In accordance with Section 2.02 hereof, Lender shall have received from Borrower a Notice of Borrowing with an updated Asset Schedule which includes Assets related to a proposed Loan Advance hereunder on such Business Day.

(c)                Borrowing Base. After giving effect to each new Loan Advance the aggregate outstanding principal amount of Loan Advances made in connection with pledged Participation Certificates shall not exceed the Borrowing Base then in effect.

(d)               No Default. No Default or Event of Default shall have occurred and be continuing.

(e)                Requirements of Law. Lender shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Lender has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Lender to enter into Loan Advances with an Interest Rate based on the applicable base rate as provided for in the CSFB Loan Agreement.

(f)                Representations and Warranties. Both immediately prior to the related Loan Advance and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Borrower in each Loan Document shall be true, correct and complete on and as of such Advance Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(g)               Intentionally Omitted.

(h)               Participation Certificate. With respect to any Asset, Lender shall have received the original Participation Certificate registered into the name of the Lender or to the extent it relates to Repledge Collateral, in the name of CSFB.

(i)                 Fees. Lender shall have received payment in full of all fees and Expenses which are payable hereunder to Lender on or before such date.

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ARTICLE VI

COVENANTS

Borrower covenants and agrees that until the payment and satisfaction in full of all Obligations, whether now existing or arising hereafter, shall have occurred and termination of the Loan Agreement:

Section 6.01        Financial Covenants. Borrower shall at all times comply with all financial covenants and/or financial ratios set forth in Section 5.01 of the Security Agreement.

Section 6.02        Litigation. Borrower will promptly, and in any event within ten (10) days after service of process on any of the following, give to Lender notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Borrower or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually or in the aggregate in an amount greater than $10,000,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. Borrower will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

Section 6.03        Prohibition of Fundamental Changes. Borrower shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that Borrower may merge or consolidate with (a) any wholly owned subsidiary of Borrower, or (b) any other Person if Borrower is the surviving entity; and provided further, that if after giving effect thereto, no Default would exist hereunder.

Section 6.04        Intentionally Omitted.

Section 6.05        Intentionally Omitted.

Section 6.06        Intentionally Omitted.

Section 6.07        No Adverse Claims. Borrower warrants and will defend the right, title and interest of Lender in and to all Collateral against all adverse claims and demands.

Section 6.08        Assignment. Except as permitted herein, Borrower shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Loan Documents), any of the Collateral or any interest therein, provided that this Section 6.08 shall not prevent any transfer of Collateral in accordance with the Loan Documents.

Section 6.09        Security Interest. Borrower shall do all things necessary to preserve the Collateral so that they remain subject to a perfected security interest hereunder. Without limiting the foregoing, Borrower will comply with all rules, regulations and other laws of any Governmental Authority and cause the Collateral to comply with all applicable rules, regulations and other laws.

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Section 6.10        Records. (a)  Borrower shall collect and maintain or cause to be collected and maintained all Records relating to the Collateral in accordance with industry custom and practice for assets similar to the Collateral, including those maintained pursuant to Section 6.11, and all such Records shall be in Borrower’s possession unless Lender otherwise approves. Borrower will not allow any such papers, records or files that are an original or an only copy to leave Borrower’s possession. Borrower will maintain all such Records in good and complete condition in accordance with industry practices for assets similar to the Collateral and preserve them against loss.

(b)               For so long as Lender has an interest in or lien on any Collateral, Borrower will hold or cause to be held all related Records in trust for Lender. Borrower shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Lender granted hereby.

(c)                Upon reasonable advance notice from Lender, Borrower shall (x) make any and all such Records available to Lender to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Lender or its authorized agents to discuss the affairs, finances and accounts of Borrower with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Borrower with its independent certified public accountants.

Section 6.11        Books. Borrower shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the pledge of Collateral to Lender.

Section 6.12        Intentionally Omitted.

Section 6.13        Material Change in Business. Borrower shall not make any material change in the nature of its business as carried on at the date hereof.

Section 6.14        Intentionally Omitted.

Section 6.15        Intentionally Omitted.

Section 6.16        Applicable Law. Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

Section 6.17        Existence. Borrower shall preserve and maintain its legal existence and all of its material rights, privileges, material licenses and franchises.

Section 6.18        Chief Executive Office; Jurisdiction of Organization. Borrower shall not move its chief executive office from the address referred to in Section 3.17 or change its jurisdiction of organization from the jurisdiction referred to in Section 3.17 unless it shall have provided Lender 30 days’ prior written notice of such change.

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Section 6.19        Taxes. Borrower shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

Section 6.20        Transactions with Affiliates. Except as contemplated by the Loan Documents and CSFB Loan Documents, Borrower will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction (a) does not result in a Default hereunder, (b) is in the ordinary course of Borrower’s business and (c) is upon fair and reasonable terms no less favorable to Borrower than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 6.20 to any Affiliate.

Section 6.21        Guarantees. Except as contemplated by the CSFB Loan Documents, Borrower shall not create, incur, assume or suffer to exist any Guarantees, except (i) to the extent reflected in Borrower’s financial statements or notes thereto and (ii) to the extent the aggregate Guarantees of Borrower do not exceed $250,000.

Section 6.22        Indebtedness. Borrower shall not incur any additional material Indebtedness (other than (i) Indebtedness incurred with Lender or its Affiliates; (ii) Indebtedness incurred in connection with new or existing secured lending facilities and (iii) usual and customary accounts payable for a mortgage company), without the prior written consent of Lender.

Section 6.23        Intentionally Omitted.

Section 6.24        True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Borrower, any Affiliate thereof or any of their officers furnished to Lender hereunder and during Lender’s diligence of Borrower are and will be true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by Borrower to Lender pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

Section 6.25        Intentionally Omitted.

Section 6.26        Intentionally Omitted.

Section 6.27        No Pledge. Borrower shall not (a) pledge, grant a security interest or assign any existing or future rights to the Collateral, or pledge or grant to any other Person any security interest in any Assets; or (b) pledge, transfer or convey any security interest or suffer to exist, any Lien on any interest of any kind (whether in whole or in part) in any Portfolio Excess Spread, unless such parties enter into an intercreditor agreement with the recipient of such security interest or Lien, in form and substance acceptable to the Lender and, during the term of the CSFB Loan Agreement, CSFB.

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Section 6.28        Intentionally Omitted.

Section 6.29        Plan Assets. Borrower shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Borrower shall not use “plan assets” within the meaning of 29 CFR §2510.3 101, as amended by Section 3(42) of ERISA to engage in this Agreement or any Loan Advance hereunder. Loan Advances by or with Borrower shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

Section 6.30        Sharing of Information. Borrower shall allow Lender to exchange information related to Borrower and the Loan Advances hereunder with third party lenders and Borrower shall permit each third party lender to share such information with Lender.

Section 6.31        No Modification of the Participation Agreements. Borrower shall not consent with respect to any Participation Agreements related to any Asset that constitutes Collateral, to (i) the modification, amendment or termination of such Participation Agreements, or (ii) the waiver of any provision of such Participation Agreements without the prior written consent of (a) Lender exercised in Lender’s sole discretion and, (b) during the term of the CSFB Loan Agreement, CSFB exercised in CSFB’s sole discretion.

ARTICLE VII

DEFAULTS/RIGHTS AND REMEDIES OF LENDER UPON DEFAULT

Section 7.01        Events of Default. Each of the following events or circumstances shall constitute an “Event of Default”:

(a)                Payment Failure. Failure of Borrower to (i) make any payment of interest or principal or any other sum which has become due, on an Interest Payment Date or the Termination Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document, in each case evidencing or securing Indebtedness of Borrower to Lender or to any Affiliate of Lender, or (ii) cure any Borrowing Base Deficiency when due pursuant to Section 2.05 hereof.

(b)               Cross Default. Borrower or Affiliates thereof shall be in default under (i) any Indebtedness, in the aggregate, in excess of $1,500,000 of Borrower or any Affiliate thereof which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other contract or contracts, in the aggregate in excess of $1,500,000 to which Borrower or any Affiliate thereof is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

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(c)                Assignment. Assignment or attempted assignment by Borrower of this Agreement or any rights hereunder without first obtaining the specific written consent of Lender, or the granting by Borrower of any security interest, lien or other encumbrances on any Collateral to any person other than Lender.

(d)               Insolvency. An Act of Insolvency shall have occurred with respect to Borrower or any Affiliate thereof.

(e)                Material Adverse Change. Any material adverse change in the Property, business, financial condition or operations of Borrower or any of Affiliates shall occur, in each case as determined by Lender in its sole good faith discretion, or any other condition shall exist which, in Lender’s sole good faith discretion, constitutes a material impairment of Borrower’s ability to perform its obligations under this Agreement or any other Loan Document.

(f)                Immediate Breach of Representation or Covenant or Obligation. A breach by Borrower of any of the representations, warranties or covenants or obligations set forth in Sections 3.01, 3.07, 3.12, 3.23, 6.01, 6.03, 6.17, 6.21, 6.22, 6.27, or 6.29 of this Agreement.

(g)               Additional Breach of Representation or Covenant. A material breach by Borrower of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 7.01(f) above), if such breach is not cured within five (5) Business Days.

(h)               Reserved.

(i)                 Change in Control. The occurrence of a Change in Control.

(j)                 Failure to Pledge. Borrower fails to pledge a material portion of the Collateral to Lender on the applicable Advance Date (provided Lender has tendered the related Loan Advance).

(k)               Judgment. A final judgment or judgments for the payment of money in excess of $10,000,000 shall be rendered against Borrower or any Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof.

(l)                 Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Borrower or any Affiliate thereof, or shall have taken any action to displace the management of Borrower or any Affiliate thereof or to curtail its authority in the conduct of the business of Borrower or any Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Borrower or Affiliate as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby, and such action provided for in this subparagraph (l) shall not have been discontinued or stayed within 30 days.

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(m)             Inability to Perform. A Responsible Officer of Borrower shall admit its inability to, or its intention not to, perform any of Borrower’s Obligations hereunder or any Loan Document.

(n)               Security Interest. This Agreement shall for any reason cease to create a valid, security interest in any material portion of the Collateral purported to be covered hereby.

(o)               Financial Statements. Borrower’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Borrower as a “going concern” or a reference of similar import.

(p)               Validity of Agreement. For any reason, this Agreement at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected, or Borrower or any Affiliate of Borrower shall seek to disaffirm, terminate, limit or reduce its obligations hereunder;

Section 7.02        No Waiver. An Event of Default shall be deemed to be continuing unless expressly waived by Lender in writing.

Section 7.03        Due and Payable. Upon the occurrence of any Event of Default which has not been waived in writing by Lender, Lender may, by notice to Borrower, declare all Obligations to be immediately due and payable, and any obligation of Lender to make any Loan Advance to Borrower shall thereupon immediately terminate. Upon such declaration, the Obligations shall become immediately due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or other evidence of such Obligations to the contrary notwithstanding, except with respect to any Event of Default set forth in Section 7.01(d), in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand, and any obligation of Lender to make any Loan Advance to Borrower shall immediately terminate. Lender may enforce payment of the same and exercise any or all of the rights, powers and remedies possessed by Lender, whether under this Agreement or any other Loan Document or afforded by applicable law.

Section 7.04        Fees. The remedies provided for herein are cumulative and are not exclusive of any other remedies provided by law. Borrower agrees to pay to Lender reasonable attorneys’ fees and reasonable legal expenses incurred in enforcing Lender’s rights, powers and remedies under this Agreement and each other Loan Document.

Section 7.05        Default Rate. Without regard to whether Lender has exercised any other rights or remedies hereunder, if an Event of Default shall have occurred and be continuing, the applicable Margin in respect of the Interest Rate under the Note shall be increased, to the extent permitted by law, as set forth in clauses (iii)(A) and (iii)(B), as applicable, of the definition of “Margin”.

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ARTICLE VIII

ENTIRE AGREEMENT; AMENDMENTS
AND WAIVERS; SEPARATE ACTIONS BY LENDER

Section 8.01        Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties hereto and supersedes any and all prior or contemporaneous agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or of the Note or any of the Loan Documents, nor consent to the departure by Borrower therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which it is given.

Section 8.02        Waivers, Separate Actions by Lender. Any amendment or waiver effected in accordance with this Article VIII shall be binding upon Lender and Borrower; and Lender’s failure to insist upon the strict performance of any term, condition or other provision of this Agreement, the Note or any of the Loan Documents, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by Lender of any such term, condition or other provision or Default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term, condition or other provision or of any such Default or Event of Default shall not affect or alter this Agreement, the Note or any of the Loan Documents, and each and every term, condition and other provision of this Agreement, the Note and the Loan Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default or Event of Default in connection therewith. An Event of Default hereunder and under any Note or under any of the Loan Documents shall be deemed to be continuing unless and until waived in writing by Lender, as provided in Section 7.02.

ARTICLE IX

SUCCESSORS AND ASSIGNS

Section 9.01        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and all subsequent holders of the Note, any portion thereof, or any interest therein. Borrower shall not have the right to assign all or any part of this Agreement or any interest herein without the prior written consent of Lender.

Section 9.02        Participations and Transfers. (a)  Lender may in accordance with applicable law at any time sell to one or more banks or other entities (“Participants”) participating interests in all or a portion of Lender’s rights and obligations under this Agreement, the Note and the other Loan Documents; provided, that (i) Borrower has consented to such sale; provided, however, Borrower’s consent shall not be required in the event that (A) such Participant is an Affiliate of Lender or (B) an Event of Default has occurred and (ii) each such sale shall represent an interest in the Note in an aggregate principal amount of $1,000,000 or more. In the event of any such sale by Lender of participating interests to a Participant, Lender shall remain the holder of the Note for all purposes under this Agreement and Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement.

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(b)               Lender may in accordance with applicable law at any time assign, pledge, hypothecate, or otherwise transfer to one or more banks, financial institutions, investment companies, investment funds or any other Person (each, a “Transferee”) all or a portion of Lender’s rights and obligations under this Agreement, the Note and the other Loan Documents; provided, that (i) Borrower has consented to such assignment, pledge, hypothecation, or other transfer; provided, however, Borrower’s consent shall not be required in the event that (A) such Transferee is an Affiliate of Lender or (B) an Event of Default has occurred; (ii) absent an Event of Default, Lender shall give at least ten days’ prior notice thereof to Borrower; and (iii) that each such sale shall represent an interest in the Note in an aggregate principal amount of $1,000,000 or more. In the event of any such assignment, pledge, hypothecation or transfer by Lender of Lender’s rights under this Agreement, the Note and the other Loan Documents, Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement. Lender (acting as agent for Borrower) shall maintain at its address referred to in Section 10.05 a register (the “Register”) for the recordation of the names and addresses of Transferees, and the principal amount of the interest in the Note held by each thereof. The entries in the Register shall be prima facie conclusive and binding, and Borrower may treat each Person whose name is recorded in the Register as the owner of the principal amount of the Note recorded therein for all purposes of this Agreement. No assignment shall be effective until it is recorded in the Register.

(c)                Upon written request of Lender and surrender of the Note, Borrower hereby agrees to exchange the Note for one or more new Notes, each in the denomination and in the name of such Person or Persons requested by Lender (provided, that each new Note shall represent an interest in the Note in an aggregate initial principal amount of $1,000,000 or more).

(d)               All actions taken by Lender pursuant to this Section 9.02 shall be at the expense of Lender. Lender may distribute to any prospective assignee any document or other information delivered to Lender by Borrower.

(e)                Notwithstanding anything to the contrary set forth in this Section 9.02, Lender shall not be permitted to take any of the actions set forth in this Section during the term of the CSFB Loan Agreement without the prior written consent of CSFB.

Section 9.03        Lender and Participant Register. (a)  Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 9.03, from and after the effective date specified in each assignment and acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and acceptance, have the rights and obligations of Lender under this Agreement. Any assignment or transfer by Lender of rights or obligations under this Agreement that does not comply with this Section 9.03 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.02.

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(b)               Borrower or an agent of Borrower shall maintain a register (the “Register”) on which it will record the Loans made hereunder, and each assignment and acceptance and participation. The Register shall include the names and addresses of Lenders (including all assignees, successors and Participants), and the principal amount of the Loans owing to such Lender. Failure to make any such recordation, or any error in such recordation shall not affect Borrower’s obligations in respect of such Loans. If Lender sells a participation in any Loan, it shall provide Borrower, or maintain as agent of Borrower, the information described in this paragraph and permit Borrower to review such information as reasonably needed for Borrower to comply with its obligations under this Agreement or under any applicable law or governmental regulation or procedure.

ARTICLE X

MISCELLANEOUS

Section 10.01    Survival. This Agreement and the other Loan Documents and all covenants, agreements, representations and warranties herein and therein and in the certificates delivered pursuant hereto and thereto, shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note and shall continue in full force and effect so long as the Note and any other Obligations are outstanding and unpaid.

Section 10.02    Indemnification. Borrower shall, and hereby agrees to, indemnify, defend and hold harmless Lender, any Affiliate of Lender and their respective directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) as a consequence of, or arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to, (i) this Agreement or any other Loan Document, or the transactions contemplated hereby or thereby, (ii)  any actual or proposed use by Borrower of the proceeds of the Loan, and (iii) any Default, Event of Default or any other breach by Borrower of any of the provisions of this Agreement or any other Loan Document, including, without limitation, amounts paid in settlement, court costs and reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing. If and to the extent that any Obligations are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable law. Borrower’s obligations set forth in this Section 10.02 shall survive any termination of this Agreement and each other Loan Document and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Agreement or otherwise. In addition, Borrower shall, upon demand, pay to Lender all costs and Expenses (including the reasonable fees and disbursements of counsel) paid or incurred by Lender in (i) enforcing or defending its rights under or in respect of this Agreement or any other Loan Document, (ii) collecting the Loan, (iii) foreclosing or otherwise collecting upon any Collateral and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing. For the avoidance of doubt, the foregoing indemnity includes, without limitation, any claims arising from or relating to the Repledge Collateral and the Master Spread Acquisition Agreement.

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Section 10.03    Nonliability of Lender. The parties hereto agree that, notwithstanding any affiliation that may exist between Borrower and Lender, the relationship between Borrower and Lender shall be solely that of a borrower and a lender. Lender shall not have any fiduciary responsibilities to Borrower. Borrower (i) agrees that Lender shall not have any liability to Borrower (whether sounding in tort, contract or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this agreement, the other loan documents or any other agreement entered into in connection herewith or any act, omission or event occurring in connection therewith, unless it is determined by a judgment of a court that is binding on Lender (which judgment shall be final and not subject to review on appeal), that such losses were the result of acts or omissions on the part of Lender constituting gross negligence or willful misconduct and (ii) waives, releases and agrees not to sue upon any claim against Lender (whether sounding in tort, contract or otherwise), except a claim based upon gross negligence or willful misconduct. Whether or not such damages are related to a claim that is subject to such waiver and whether or not such waiver is effective, Lender shall not have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue upon any claim for, any special, indirect, consequential or punitive damages suffered by Borrower in connection with, arising out of, or in any way related to the transactions contemplated or the relationship established by this Agreement, the other loan documents or any other agreement entered into in connection herewith or therewith or any act, omission or event occurring in connection herewith or therewith, unless it is determined by a judgment of a court that is binding on Lender (which judgment shall be final and not subject to review on appeal), that such damages were the result of acts or omissions on the part of Lender, as applicable, constituting willful misconduct or gross negligence.

Section 10.04    Governing Law; Jurisdiction, Waiver of Jury Trial: Waiver of Damages. (a)  This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Borrower acknowledges that the obligations of Lender hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Lender. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

(b)               BORROWER HEREBY WAIVES TRIAL BY JURY. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS IN ANY ACTION OR PROCEEDING. BORROWER HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS.

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(c)                Borrower further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower at the address set forth in Section 10.05 hereof.

(d)               Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

(e)                Borrower waives the posting of any bond otherwise required of Lender in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of Lender, or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction this Agreement or any of the other Loan Documents.

Section 10.05    Notices. Any and all notices (with the exception of Notice of Borrowings, which shall be delivered via facsimile only), statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

If to Borrower:

PennyMac Holdings, LLC
6101 Condor Drive
Moorpark, CA 93021
Attention: Pamela Marsh/Kevin Chamberlain
Phone Number: (805) 330-6059/ (818) 746-2877
E-mail: pamela.marsh@pnmac.com;

kevin.chamberlain@pnmac.com

with a copy to:

PennyMac Holdings, LLC
6101 Condor Drive
Moorpark, CA 93021
Attention: Jeff Grogin
Phone Number: (818) 224-7050
E-mail: jeff.grogin@pnmac.com

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If to Lender:

PennyMac Loan Services, LLC
6101 Condor Drive
Moorpark, CA 93021
Attention: Pamela Marsh/Kevin Chamberlain
Phone Number: (805) 330-6059/ (818) 746-2877
E-mail: pamela.marsh@pnmac.com;

kevin.chamberlain@pnmac.com

with a copy to:

PennyMac Loan Services, LLC
6101 Condor Drive
Moorpark, CA 93021
Attention: Jeff Grogin
Phone Number: (818) 224-7050
E-mail: jeff.grogin@pnmac.com

Section 10.06    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. In case any provision in or obligation under this Agreement, the Note or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.07    Section Headings. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 10.08    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 10.09    Periodic Due Diligence Review. Borrower acknowledges that Lender has the right to perform continuing due diligence reviews with respect to Borrower and the Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Borrower agrees that upon reasonable (but no less than five (5) Business Day’s) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Borrower, Lender or its authorized representatives will be permitted during normal business hours, and in a manner that does not unreasonably interfere with the ordinary conduct of Borrower’s business, to examine, inspect, and make copies and extracts of, any and all documents, records, agreements, instruments or information relating to such Assets in the possession or under the control of Borrower. Borrower also shall make available to Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Assets. Without limiting the generality of the foregoing, Borrower acknowledges that Lender may make a Loan Advance related to any Assets from Borrower based solely upon the information provided by Borrower to Lender in the Asset Schedule and the representations, warranties and covenants contained herein, and that Lender, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Assets related to a Loan Advance. Borrower agrees to cooperate with Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Assets in the possession, or under the control, of Borrower.

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Section 10.10    Hypothecation or Pledge of Collateral.

Lender shall have free and unrestricted use of all Collateral and nothing in this Agreement shall preclude Lender from engaging in repurchase transactions with all or a portion of the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating all or a portion of the Collateral.

Lender may pledge, hypothecate, assign, transfer or otherwise convey the Collateral in connection with the CSFB Loan Agreement. No such transaction shall relieve Lender of its obligations to transfer Collateral to Borrower (and not substitutions thereof) pursuant to the terms hereof, or of Lender’s obligation to credit or pay Income to, or apply Income to the obligations of, Borrower. In furtherance, and not by limitation of, the foregoing, Borrower and Lender acknowledge and agree that Lender may make new borrowings from CSFB in which Lender may pledge, convey and transfer to CSFB certain or all of the Collateral pledged to Lender hereunder (the “Repledge Collateral”); provided that nothing set forth herein shall create an obligation on the part of CSFB to make advances to Borrower or Lender hereunder. Lender and Borrower acknowledge that CSFB has not been and shall not be involved in any decision relating to this Agreement and the transactions hereunder. In no event shall Borrower have any rights, claims or recourse against CSFB for any obligation of Lender hereunder or any actions on the part of CSFB with respect to any Repledge Collateral. The Lender and Borrower each acknowledges that its rights under this Agreement are subordinate and junior to any rights of the CSFB under the CSFB Loan Documents and the Security Agreement with respect to any Repledge Collateral, including without limitation, any right that the Borrower may have to reacquire any Repledge Collateral hereunder. In furtherance of the foregoing, Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the obligations under the CSFB Loan Documents. The Borrower hereby agrees to cooperate and execute such documents as are reasonably requested, including without limitation, granting powers of attorney, in order to effectuate the provisions set forth herein.

Section 10.11    Non-Confidentiality of Tax Treatment.(a)                This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Lender and Agent or Borrower, as applicable and shall be held by each party hereto, as applicable in strict confidence and shall not be disclosed to any third party without the written consent of Lender or Borrower, as applicable, except for (i) disclosure to Lender’s or Borrower’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Documents, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Loan, any fact relevant to understanding the federal, state and local tax treatment of the Loan, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Borrower may not disclose the name of or identifying information with respect to Lender or any pricing terms (including, without limitation, the Interest Rate and Advance Rate) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Loan and is not relevant to understanding the federal, state and local tax treatment of the Loan, without the prior written consent of Lender.

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(b)               Notwithstanding anything in this Agreement to the contrary, Borrower shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Collateral and/or any applicable terms of this Agreement (the “Confidential Information”). Borrower understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “Act”), and Borrower agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws. Borrower shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of Lender or any Affiliate of Lender which Borrower holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Borrower represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect. Upon request, Borrower will provide evidence reasonably satisfactory to allow Lender to confirm that the providing party has satisfied its obligations as required under this section. Without limitation, this may include Lender’s review of audits, summaries of test results, and other equivalent evaluations of Borrower. Borrower shall notify Lender immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Lender or any Affiliate of Lender provided directly to Borrower by Lender or such Affiliate. Borrower shall provide such notice to Lender by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

Section 10.12    Set-off. In addition to any rights and remedies of Lender hereunder and by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law to set-off and appropriate and apply against any Obligation from Borrower or any Affiliate thereof to Lender or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return funds to Borrower), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Lender or any Affiliate thereof to or for the credit or the account of Borrower or any Affiliate thereof. Lender agrees promptly to notify Borrower after any such set off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set off and application.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Loan and Security Agreement to be executed and delivered by their duly authorized officers or trustees as of the date first above written.

PENNYMAC LOAN SERVICES, LLC, as Lender

By: /s/ Pamela Marsh________________
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

PENNYMAC HOLDINGS, LLC, as Borrower

By: /s/ Pamela Marsh________________
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

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SCHEDULE 1

RESERVED

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SCHEDULE 2

PARTICIPATION AGREEMENTS AND SERVICING CONTRACTS

Participation Agreements:

Amended and Restated Master Spread Acquisition and MSR Servicing Agreement, dated as of April 30, 2015, between PennyMac Holdings, LLC and PennyMac Loan Services, LLC, as amended, restated or modified from time to time and the Participation Certificate issued thereunder.

Servicing Contracts:

Ginnie Mae I MBS and Ginnie Mae II MBS, in either case issued by Lender and guaranteed by Ginnie Mae upon Lender’s securitization of a pool of Ginnie Mae eligible mortgage loans insured or guaranteed by the FHA or VA, as applicable.  Lender’s issuance of the related MBS and its servicing of the underlying mortgage loans are governed in all respects by Ginnie Mae’s 5500.3 REV-1: Mortgage-Backed Securities Guide, as the same may be amended from time to time.

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SCHEDULE 3

RESPONSIBLE OFFICERS – BORROWER

BORROWER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Borrower under this Agreement:

Responsible Officers for execution of Loan Documents and amendments

Name	Title	Signature

Responsible Officers for execution of Notice of Borrowings and day-to-day operational functions

Name	Title	Signature

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EXHIBIT A

FORM OF
PROMISSORY NOTE

$150,000,000.00 or such lesser or greater amount as advanced under the Loan and Security Agreement

New York, New York
April 30, 2015

FOR VALUE RECEIVED, the undersigned, PennyMac Holdings, LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to the order of PennyMac Loan Services, LLC (the “Lender”), at the office of Lender located at 6101 Condor Drive, Moorpark, CA 93021, or as otherwise required by the Loan and Security Agreement (as amended, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), referred to below, in lawful money of the United States of America and in immediately available funds, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000) (or such lesser or greater amount as shall equal the aggregate unpaid principal amount of the Loan made by Lender to Borrower under the Loan and Security Agreement), on the dates and in the principal amounts provided in the Loan and Security Agreement, and to pay interest on the unpaid principal amount of such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan and Security Agreement, which amount shall be payable not later than the Termination Date pursuant to the terms of the Loan and Security Agreement.

The undersigned further agrees to pay interest in like money at such office or as otherwise required by the Loan and Security Agreement on the unpaid principal amount hereof from time to time on the dates and at the applicable rates per annum set forth in the Loan and Security Agreement until paid in full (both before and after judgment).

The holder of this Promissory Note is authorized to record the date and amount of each payment or prepayment of principal with respect to the Loan and each interest rate and interest period with respect thereto, on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure to make any such recordation on this Promissory Note shall not affect the obligations of Borrower under this Promissory Note or the Loan and Security Agreement.

This Promissory Note is the Note referred to in the Loan and Security Agreement, dated as of April 30, 2015, between Borrower and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), and is entitled to the benefits thereof and is subject to optional prepayment in whole or in part as provided therein. Terms used herein which are defined in the Loan and Security Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

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Upon the occurrence of any one or more of the Events of Default specified in the Loan and Security Agreement, all amounts then remaining unpaid on this Promissory Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

This Promissory Note may not be transferred except in compliance with the terms and provisions of the Loan and Security Agreement. As provided in the Loan and Security Agreement, and subject to the provisions therein, Lender may participate, assign, pledge, hypothecate, or otherwise transfer to one or more banks, financial institutions, investment companies, investment funds or any other Person all or a portion of Lender’s rights and obligations under this Promissory Note, the Loan and Security Agreement and the other Loan Documents.

This Promissory Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to the conflict-of-laws principles thereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

PENNYMAC HOLDINGS, LLC

By:____________________________________
Name:
Title:

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SCHEDULE OF PAYMENTS

Interest Payment Date	Interest Period	Interest Rate for such Interest Period	Interest Accrued During such Interest Period	Total Payment Received on such Payment Date	Amount Applied to Interest	Amount Applied to Principal	Unpaid Principal Amount	Notation Made By

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EXHIBIT B

FORM OF NOTICE OF BORROWING

Dated: [_________]

PennyMac Loan Services, LLC
6101 Condor Drive
Moorpark, CA 93021
Attention: Pamela Marsh/Kevin Chamberlain
Phone Number: (805) 330-6059/(818) 746-2877
E-mail: pamela.marsh@pnmac.com;
             kevin.chamberlain@pnmac.com

NOTICE OF BORROWING

Ladies and Gentlemen:

We refer to the Loan and Security Agreement, dated as of April 30, 2015 (the “Loan and Security Agreement”), among PennyMac Holdings, LLC (the “Borrower”) and PennyMac Loan Services, LLC. Each capitalized term used but not defined herein shall have the meaning specified in the Loan and Security Agreement. This notice is being delivered by Borrower pursuant to Section 2.02 of the Loan and Security Agreement.

Please be notified that Borrower hereby irrevocably requests that the following Loan Advance(s) be made available to Borrower as follows:

Principal Amount of Notice of Borrowing	Amount of Borrowing Base	Outstanding Principal Amount

The requested Advance Date is _______________.

Borrower requests that the proceeds of the Loan Advance be deposited in Borrower’s account at _______, ABA Number _______, account number ____, References: _____, Attn: _______.

Borrower hereby represents and warrants that each of the representations and warranties made by Borrower in each of the Loan Documents to which it is a party is true and correct in all material respects, in each case, on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date. Attached hereto is a true and complete Asset Schedule, which includes the Assets to be subject to the requested Loan Advance.

PENNYMAC LOAN SERVICES, LLC

By:___________________________

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[Asset Schedule]

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